[DAVENPORT & COMPANY LLC LETTERHEAD]



Mid-Atlantic Community BankGroup
7171 George Washington Memorial Highway
Gloucester, Virginia 23061

         We hereby consent to the inclusion of Appendix F to the Joint Proxy Statement constituting a part of this Registration Statement on Form S-4 of our letter to the Board of Directors and to the reference made to such letter and to Davenport & Company LLC in the Joint Proxy Statement.

                                        Davenport & Company LLC

                                        /s/ David A. Wright



Richmond, Virginia
September 4, 1998